Jennison Small Company Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, N.J.  07102-4077



      December 17, 2009



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

	Re:	Rule 24f-2 Notice for Jennison Small Company Fund, Inc.
		File Nos. 811-3084 and 02-68723

On behalf of the Jennison Small Company Fund, Inc., enclosed for filing under the
Investment Company Act of 1940, is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system.
Should you have any questions, please contact me at (973) 367-1595.

							Very truly yours,



							/s/    Grace C. Torres
							Grace C. Torres
							Treasurer